FOURTH AMENDMENT TO CREDIT AGREEMENT

BETWEEN

THE EXPLORATION COMPANY OF DELAWARE, INC.
TXCO ENERGY CORP.

AND

GUARANTY BANK, FSB
AS LENDER

Effective as of November 1, 2006

__________________________________

REVOLVING LINE OF CREDIT OF UP TO $50,000,000
___________________________________

TABLE OF CONTENTS
PAGE

ARTICLE I
DEFINITIONS		1
1.01	Terms Defined Above	1
1.02	Terms Defined in Agreement	1
1.03	References	1
1.04	Articles and Sections	1
1.05	Number and Gender	2
ARTICLE II AMENDMENTS		2
2.01	Addition of Borrower	2
2.02	Amendment of Exhibit I	2
ARTICLE III CONDITIONS		2
3.01	Receipt of Documents	2
3.02	Accuracy of Representations and Warranties	3
3.03	Matters Satisfactory to Lender	3
ARTICLE IV REPRESENTATIONS AND WARRANTIES		3
ARTICLE V RATIFICATION		3
ARTICLE VI MISCELLANEOUS		3
6.01	Scope of Amendment	3
6.02	Agreement as Amended	3
6.03	Parties in Interest	3
6.04	Rights of Third Parties	4
6.05	ENTIRE AGREEMENT	4
6.06	GOVERNING LAW	4
6.07	JURISDICTION AND VENUE	4

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is made and entered into effective as of November 1, 2006, between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation, and TXCO ENERGY CORP., a Texas corporation ("TXCO") (collectively, the "Borrower") and GUARANTY BANK, FSB, a federal savings bank (the "Lender").

W I T N E S S E T H

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated June 30, 2004, as amended by Letter Agreement dated August 18, 2004, Letter of Credit Agreement dated October 7, 2004, Letter Agreement dated November 3, 2004, Letter Agreement dated March 15, 2005, First Amendment to Credit Agreement dated March 24, 2005, as further amended by Waiver and Second Amendment to Credit Agreement dated August 23, 2005, and as further amended by Third Amendment to Credit Agreement dated December 15, 2005 (the "Agreement"), to which reference is here made for all purposes;

WHEREAS, the parties desire to include TXCO as a Borrower;

WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Fourth Amendment, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01 Terms Defined Above. As used herein, each of the terms "Agreement," "Borrower," "Fourth Amendment," "Lender," and "TXCO" and shall have the meaning assigned to such term hereinabove.

1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.03 References. References in this Fourth Amendment to Article or Section numbers shall be to Articles and Sections of this Fourth Amendment, unless expressly stated herein to the contrary. References in this Fourth Amendment to "hereby," "herein," hereinafter," hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Fourth Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

1.04 Articles and Sections. This Fourth Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties,

and other legal relations of the parties hereto shall be determined from this Fourth Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

ARTICLE II
AMENDMENTS

The Borrower and the Lender hereby amend the Agreement in the following particulars:

2.01   Addition of Borrower. The Borrower and the Lender hereby amend the Agreement to add TXCO as a Borrower.

2.02   Amendment of Exhibit I. Exhibit I, i.e., the Form of Promissory Note, is as set forth on Exhibit I to this Fourth Amendment.

ARTICLE III
CONDITIONS

The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

3.01   Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

(a)	multiple counterparts of this Fourth Amendment as requested by the Lender;

(b)	the Note;

(c)
copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of TXCO accompanied by a certificate issued by the secretary or an assistant secretary of TXCO to the effect that each such copy is correct and complete;

(d)
certificates of incumbency and signatures of all officers of TXCO who are authorized to execute Loan Documents on behalf of TXCO, each such certificate being executed by the secretary or an assistant secretary of TXCO;

(e)	copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of TXCO accompanied by certificates of the secretary or an assistant secretary of TXCO to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of TXCO and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate; and

(f)	such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

3.02  Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this Fourth Amendment shall be true and correct.

3.03  Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

ARTICLE V
RATIFICATION

Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Fourth Amendment.

ARTICLE VI
MISCELLANEOUS

6.01   Scope of Amendment. The scope of this Fourth Amendment is expressly limited to the matters addressed herein and this Fourth Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Fourth Amendment.

6.02   Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Fourth Amendment.

6.03   Parties in Interest. All provisions of this Fourth Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

6.05 ENTIRE AGREEMENT. THIS FOURTH AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS FOURTH AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

6.06 GOVERNING LAW. THIS FOURTH AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

6.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS FOURTH AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Fourth Amendment to Credit Agreement is executed effective the date first hereinabove written.

BORROWER THE EXPLORATION COMPANY OF DELAWARE, INC. By: /s/ P. Mark Stark P. Mark Stark Vice President TXCO ENERGY CORP. By: /s/ M. F. Russell M. Frank Russell Vice President

LENDER GUARANTY BANK, FSB By: /s/ David M. Butler David M. Butler Vice President